EXHIBIT 99.1

Integrated Circuit Systems, Inc.

Corporate Headquarters
2435 Boulevard of the Generals
Norristown, PA 19403
Phone: 610-630-5300
Fax: 610-630-5399
Web Site: http://www.icst.com

Company Contact:
Justine Lien, CFO
Integrated Circuit Systems, Inc.
610-630-5300

INTEGRATED CIRCUIT SYSTEMS, INC. ANNOUNCES

FISCAL 2005 FIRST QUARTER RESULTS

Norristown, PA –October 26, 2004 – Integrated Circuit Systems, Inc. (NASDAQ: ICST) today announced financial results for the first quarter of fiscal 2005, ending on October 2, 2004.

($millions, except EPS)	Q1FY 2005	Q1FY 2004	Y-Y Growth	Q4FY 2004	Q-Q Growth
Revenue	$66.1	$65.3	1.2%	$69.5	-4.9%
Gross Margin	$39.3	$38.8	1.2%	$42.0	-6.4%
Operating Income	$11.1	$19.8	-43.9%	$21.7	-48.9%
Fully Diluted EPS	$0.13	$0.24	-45.8%	$0.33	-60.6%
Pro Forma Operating Income (1)	$18.1	$19.8	-8.2%	$21.7	-16.5%
Pro Forma Fully Diluted EPS (1)	$0.23	$0.24	-4.2%	$0.33	-30.3%

(1)	Pro forma operating income and fully diluted EPS is derived by removing research and development expense related to the asset acquisition which occurred in the first quarter of fiscal 2005.

Revenues for the quarter were $66.1 million, down 4.9% from the previous quarter and up 1.2% from the same period last year. Quarter on quarter growth in our shipments to the PC and Digital Consumer markets grew, but were offset by declines in Communications and Military during the quarter.

Revenues	Q1FY2005 % of Revenue	Q1FY2004 % of Revenue	Y-Y Growth	Q4FY2004 % of Revenue	Q-Q Growth
PC	43%	46%	-6%	39%	5%
Digital Consumer	17%	16%	8%	15%	4%
Communications	34%	29%	20%	38%	-13%
Military	6%	9%	-37%	8%	-30%

Seasonal upturn in PC products shifted product mix toward lower margin products producing gross margin of 59.5% for the quarter, compared to 60.5% for the previous quarter and 59.5% for the same period last year.

During the quarter the Company acquired assets and formed the Video Business Unit. This purchase gives the Company the capability to develop a family of high performance mixed signal products for the high definition and digital video/imaging market. Some of the assets acquired had short useful lives and resulted in a $7 million charge to R&D expense in the first quarter of fiscal 2005. Pro forma operating income without this charge was $18.1 million or 27.4% of revenue. GAAP net income for the quarter was $9 million or $0.13 per share compared to $0.33 per share last quarter, and $0.24 per share for the first quarter fiscal 2004. Pro forma net income was $16 million or $0.23 EPS as guided.

The cash and investment balances on October 2, 2004 were $184.8 million, compared to the beginning of the fiscal year balance of $200.6 million. The Company spent $24.5 million purchasing assets to set up the Video Business Unit during the quarter. Reflecting the increased demand toward the end of the first quarter, arising from Christmas seasonality, accounts receivable and inventory increased.

“As we indicated in our earnings pre-announcement on September 16, 2004, demand for our products from the communications sector has been weaker than originally expected and continues to be weak as we head into the December quarter. Military spending for our products has slowed or been pushed out. Nevertheless, we perceive this situation to be temporary. Our execution continues to excel and we will continue to invest in the future”, stated Hock Tan, President and CEO.

“All of us at ICS remain focused on making inroads into the many exciting opportunities that lie ahead.”

First Quarter Fiscal 2005 Conference Call

ICS will host a conference call to discuss the earnings results for the first quarter of fiscal year 2005 at 9:30 AM eastern time October 26, 2004. The company will also discuss its strategic direction and market conditions. Any interested parties are invited to listen to the conference call by dialing (877) 405-3430, or (706) 634-6397 for international callers; the conference ID is 128521. The call will also be broadcast via the internet and can be accessed from ICS’s corporate website at www.icst.com.

About ICS

Integrated Circuit Systems, Inc. is a leader in the design, development and marketing of silicon timing devices for communications, networking, computing and digital multimedia applications. The Company is headquartered in Norristown, PA, with key facilities in San Jose, CA; Tempe, AZ; Worcester, MA and Singapore.

Statements included in this release, to the extent they are forward looking, involve a number of risks and uncertainties related to competitive factors, technological developments and market demand. Further information on these and other potential factors that could affect the Company’s financial results can be found in the Company’s Form 10-K filed on September 16, 2004.

INTEGRATED CIRCUIT SYSTEMS, INC.

CONSOLIDATED OPERATING RESULTS

	Unaudited Three Months Ended
(In thousands except EPS)	October 02, 2004	July 03, 2004	September 27, 2003
Revenues	$66,096	$69,496	$65,285
Cost of sales	26,772	27,476	26,436

Gross margin	39,324	42,020	38,849

Expenses:

Research and development	10,187	10,604	9,308
Research and development Video acquisition	7,051	—	—
Selling, general and administrative	10,030	9,138	8,971
Deferred compensation	40	—	244
Amortization of intangibles	935	575	575

	28,243	20,317	19,098

Operating income	11,081	21,703	19,751

Other income (expense)	666	606	745

Income before income taxes	11,747	22,309	20,496

Income taxes	2,714	(1,727)	3,215

Net income	$9,033	$24,036	$17,281

Basic EPS
Net income	$0.13	$0.34	$0.25

Diluted EPS
Net income	$0.13	$0.33	$0.24

Weighted Shares
Basic	70,263	70,246	70,453
Diluted	71,373	71,913	73,279

Capital expenditures	$2,811	$2,758	$2,163
Depreciation and amortization	$2,623	$2,144	$2,105

Prepared in accordance with GAAP

INTEGRATED CIRCUIT SYSTEMS, INC.

PRO FORMA CONSOLIDATED OPERATING RESULTS

	Unaudited Three Months Ended
(In thousands except EPS)	October 02, 2004	July 03, 2004	September 27, 2003
Revenues	$66,096	$69,496	$65,285
Cost of sales	26,772	27,476	26,436

Gross margin	39,324	42,020	38,849

Expenses:
Research and development	10,187	10,604	9,308
Selling, general and administrative	10,030	9,138	8,971
Deferred compensation	40	—	244
Amortization of intangibles	935	575	575

	21,192	20,317	19,098

Pro forma operating income	18,132	21,703	19,751

Other income (expense)	666	606	745

Pro forma income before income taxes	18,798	22,309	20,496

Income taxes	2,714	(1,727)	3,215

Pro forma net income	$16,084	$24,036	$17,281

Basic EPS
Pro forma net income	$0.23	$0.34	$0.25
Diluted EPS
Pro forma net income	$0.23	$0.33	$0.24

Weighted Shares
Basic	70,263	70,246	70,453
Diluted	71,373	71,913	73,279

INTEGRATED CIRCUIT SYSTEMS, INC.

PRO FORMA CONSOLIDATED OPERATING RESULTS

(continued)

(In thousands except EPS)
Reconciliation of our GAAP Net Income to our Pro forma Net Income:

GAAP Net Income	$9,033	$24,036	$17,281
Adjustments to Net Income:
Research and development Video acquisition	$7,051	—	—
Pro forma net income	$16,084	$24,036	$17,281

Reconciliation of our GAAP Operating Income to our Pro forma Operating Income:

GAAP Operating Income	$11,081	$21,703	$19,751
Adjustments to Operating Income:
Research and development Video acquisition	$7,051	—	—
Pro forma operating income	$18,132	$21,703	$19,751

Reconciliation of our GAAP Basic Net Income per Share to our Pro forma Basic Net Income per Share:

GAAP Basic Net Income per Share	$0.13	$0.34	$0.25
Adjustments to Basic Net Income per Share:
Research and development Video acquisition	$0.10	—	—
Pro forma basic net income per share	$0.23	$0.34	$0.25

Reconciliation of our GAAP Diluted Net Income per Share to our Pro forma Diluted Net Income per Share:

GAAP Diluted Net Income per Share	$0.13	$0.33	$0.24
Adjustments to Diluted Net Income per Share:
Research and development Video acquisition	$0.10	—	—
Pro forma diluted net income per share	$0.23	$0.33	$0.24

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), ICS uses a non-GAAP conforming, or pro forma, measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Pro forma net income gives an indication of ICS’s baseline performance before gains, losses or other charges that are considered by management to be outside of the company’s core operating results. In addition, pro forma net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. ICS computes pro forma net income (loss) by adjusting GAAP net income (loss) with the impact of non-recurring acquisition-related charges. ICS provides pro forma results as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

INTEGRATED CIRCUIT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, excluding Other Financial Data)	October 2, 2004	July 3, 2004
	(unaudited)
ASSETS
Current Assets:
Cash and marketable securities	$179,767	$195,579
Accounts receivable, net	50,367	45,717
Inventory, net	21,446	18,772
Deferred & prepaid taxes	22,759	22,759
Other current assets	9,797	7,189

Total current assets	284,136	290,016

Property & equipment, net	20,364	19,254
Long term investments	5,000	5,000
Intangibles	44,307	27,842
Goodwill	35,422	35,422
Other assets, net	57	62

Total assets	$389,286	$377,596

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term obligations	$119	$82
Accounts payable	18,012	17,557
Accrued expenses and other current liabilities	7,347	8,518
Income taxes payable	5,310	3,576

Total current liabilities	30,788	29,733

Other long term liabilities	11,733	11,638

Total liabilities	42,521	41,371

Shareholders’ Equity:
Common stock	728	727
Additional paid in capital	284,996	282,569
Retained earnings	116,173	107,140
Deferred compensation	(921)	—
Treasury stock	(54,211)	(54,211)

Total shareholders’ equity	346,765	336,225

Total liabilities and shareholder’s equity	$389,286	$377,596

OTHER FINANCIAL DATA:
Days sales outstanding	65	58
Inventory turns	4.8	5.2